EXHIBIT 10.80

[Netherlands Resident: Option Grant Agreement under 1999 Plan]

Grant Agreement for a

Non-Qualified Stock Option

under the

Mattel 1999 Stock Option Plan

This is a Grant Agreement between Mattel, Inc. (the “Company”) and the individual (the “Option Holder”) named in the Notice of Grant of Stock Option (the “Notice”) attached hereto as the cover page of this agreement.

Recitals

The Company has adopted the Mattel 1999 Stock Option Plan (the “Plan”) for the granting to selected employees of options to purchase shares of Common Stock of the Company. In accordance with the terms of the Plan, the Compensation/Options Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between the Company and the Option Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

Option

1.    Terms.    The Company grants to the Option Holder the right and option (this “Option”) to purchase on the terms and conditions hereinafter set forth, all or any part of the aggregate number of shares of Common Stock set forth in the Notice, exercisable in accordance with the provisions of this Option during a period expiring on the date (the “Expiration Date”) that is ten years after the effective date of the grant (the “Grant Date”), as specified in the Notice, unless terminated prior to the Expiration Date pursuant to Section 5 or 6 below. This Option is a Non-Qualified Stock Option.

2.    Exercisability (Vesting).    The Option Holder may not purchase shares while he/she is a resident of THE NETHERLANDS or until the 5th anniversary of this grant. If the Option Holder is no longer a resident of THE NETHERLANDS, he/she may purchase the following percentages of the shares of Common Stock set forth in the Notice on or after the vesting dates set forth below; provided that the Option Holder is employed by the Company or one of its Subsidiaries on the applicable vesting date:

Vesting Date	Cumulative Percent of Shares Subject to this Option Vested on Such Date
Six months after the Grant Date	10%
One year after the Grant Date	20%
18 months after the Grant Date	40%
Two years after the Grant Date	60%
30 months after the Grant Date	80%
Three years after the Grant Date	100%

provided, however, that the Option Holder may purchase 100% of the shares of Common Stock set forth in the Notice on or after the date the Option Holder’s employment is terminated by reason of his or her Retirement; provided, further, that the date of such termination is at least six (6) months after the Grant Date.

The number of shares that may be purchased upon exercise of this Option shall in each case be calculated to the nearest full share.

3.    Method of Exercising.    Each exercise of this Option shall be by means of a written notice of exercise delivered to the office of the Secretary of the Company, specifying the number of whole shares to be purchased, accompanied by payment of the full purchase price of the shares to be purchased. The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Option Holder or by withholding shares that would otherwise be issued upon the exercise of the Option. The Option Holder may exercise this Option by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of this Option. Furthermore, in the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of stock options, such as a system using an internet website or interactive voice response, then the paperless exercise of this Option may be permitted through the use of such an automated system, subject to appropriate limitations on exercises by Insiders.

4.    Withholding.    Upon exercise, the Option Holder shall pay, or make provisions satisfactory to the Company or its Subsidiary for payment of any federal, state and local taxes required to be withheld.

5.    Cancellation of Grants.    The Option Holder specifically acknowledges that this Option is subject to the provisions of Section 20 of the Plan, entitled “Cancellation of Grants,” which can cause the forfeiture of this Option, or the rescission of Common Stock acquired upon the exercise of this Option. As a condition of the exercise of this Option, the Option Holder shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including Section 20 thereof, entitled “Cancellation of Grants.”

6.    Term.    Any portion of this Option that is not exercisable pursuant to Section 2 on the date upon which the Option Holder’s employment with the Company and its Subsidiaries terminates shall terminate immediately upon the termination of the Option Holder’s employment with the Company and its Subsidiaries. Any portion of this Option that is exercisable on the date upon which the Option Holder’s employment with the Company and its Subsidiaries terminates shall terminate ninety (90) days after the Option Holder ceases to be an employee of the Company or one of its Subsidiaries for any reason other than as described below. In no event, however, may the Option or any portion of the Option be exercised after the Expiration Date.

i.  If the Option Holder’s employment is terminated by reason of death, then the Option Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Option Holder, then the Option Holder’s administrator, executor, personal representative, or trustee of a trust holding the Option, or other person to whom the Option has been transferred by means of the Option Holder’s will or the laws of descent and distribution, shall be able to exercise this Option, to the extent vested at the time of the Option Holder’s death, until the earlier of (a) one (1) year following the death of the Option Holder or (b) the Expiration Date.

ii.  If the Option Holder’s employment is terminated by reason of his or her becoming Disabled, the Option Holder will be able to exercise this Option, to the extent vested at the time of such termination, until the earlier of (a) one (1) year following termination of employment or (b) the Expiration Date.

iii.  If the Option Holder’s employment is terminated by reason of his or her Retirement, the Option Holder will be able to exercise this Option, to the extent vested at the time of Retirement, until the earlier of (a) five (5) years following termination of employment or (b) the Expiration Date.

iv.  If the Option Holder’s employment is terminated for Cause, the unexercised portion of this Option shall terminate immediately as of such termination for Cause.

v.  Notwithstanding any provision in this Section 6 or Section 20 of the Plan to the contrary, if the Option Holder’s employment is terminated other than for Cause during the 18-month period following a Change in Control, the Option Holder will be able to exercise this Option, to the extent this Option is exercisable on the date of the termination of the Option Holder’s employment (or on such accelerated basis as the Committee may determine), until the earlier of (a) the longer of (i) two (2) years following termination of employment or (ii) such other period as may be provided in the Plan for such termination of employment, or (b) the Expiration Date.

7.    Compliance with Law.    No shares issuable upon the exercise of this Option shall be issued and delivered unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

8.    Assignability.    Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or by the laws of descent and distribution, any attempt to assign this Option shall be of no effect.

9.    Certain Corporate Transactions.    In the event of certain corporate transactions, this Option shall be subject to adjustment as provided in Section 18 of the Plan. In the event of a Change in Control, this Option shall be subject to the provisions of Section 19 of the Plan.

10.    No Additional Rights.    Neither the granting of this Option nor its exercise shall (a) confer upon the Option Holder any right to continue in the employ of the Company, (b) interfere in any way with the rights of the Company or a Subsidiary to terminate such employment at any time for any reason, with or without Cause, or (c) interfere with the right of the Company or a Subsidiary to undertake any lawful corporate action. The Option Holder acknowledges that he or she is an “employee at will.” The provisions of this Section 10 are subject to the terms of any employment agreement between the Option Holder and the Company (or a Subsidiary).

11.    Rights as a Stockholder.    Neither the Option Holder nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Option Holder.

12.    Compliance with Plan.    This Option is subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time. No amendment to the Plan shall adversely affect this Option without the consent of the Option Holder. In the case of a conflict between the terms of the Plan and this Option, the terms of the Plan shall govern.

13.    Governing Law.    This Option has been granted, executed and delivered with effect from the Grant Date, at El Segundo, California, and interpretation, performance and enforcement of this Option shall be governed by the laws of the State of Delaware.

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